SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

GOLDLAND HOLDINGS CO.

(Exact name of registrant as specified in its charter)

Delaware	000-53505	90-0350814
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, #200

Bradenton, Florida 34205

(Address of principal executive offices) (Zip Code)

(941) 761-7819

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

GoldLand Holdings Co. announces the appointment of Mr. Thomas C. Ridenour as a new member of its Board of Directors effective as of November 18, 2011

Thomas C. Ridenour has been the Chief Financial Officer of GoldLand Holdings Co. since June 2009. He is the Chief Financial Officer and a Director of Silver Falcon Mining, Inc.  Mr. Ridenour has been a principal of Ridenour and Associates, LLC, an accounting consulting firm providing CFO services to small public and private companies, since 2002.  From 2000 to 2002, Mr. Ridenour served as Senior Vice President and Chief Financial Officer of HealthWatch, Inc., a software technology company.  Prior to joining HealthWatch, Mr. Ridenour served as Senior Vice President and Chief Financial Officer of Nationwide Credit, Inc., a receivables management company, from 1998 to 2000. From 1983 to 2998, Mr. Ridenour served in various financial management roles at American Security Group, a financial services company, Primerica Financial Services, Inc., a financial services company, and Southmark Corporation, a real estate service and development company.  Mr. Ridenour is a CPA and holds a B.S. Accounting degree from the University of South Carolina.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoldLand Holdings Co.
Date: November 21, 2011	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer